Exhibit 5.1

CHICAGO | LOS ANGELES | NEW ORLEANS | NEW YORK | NORTHERN VIRGINIA | ORANGE COUNTY | PALO ALTO |

SAN DIEGO | SAN FRANCISCO | SEATTLE | TEL AVIV | WASHINGTON, D.C. |

245 Park Avenue, 39th Floor, New York, NY 10167	P: 800.930.7271 | 212.363.0270| F: 800.930.7271
www.rimonlaw.com

July 29, 2013

VIA ELECTRONIC TRANSMISSION

Stella Blu, Inc.

270 Greyson Place

Teaneck, New Jersey 07666

Attention: Yoel Eliyahu

RE:	Stella Blu, Inc.: Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Stella Blu, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on July 29, 2013. The Registration Statement relates to the offer and sale by the selling stockholders described therein (the “Offering”) of up to 3,500,000 shares of common stock, par value $0.0001 per share (collectively, the “Common Stock”), of the Company. We have acted as your counsel in connection with the Registration Statement and the Offering.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination mentioned above, we are of the opinion that the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,
/s/
Rimon Law Group, P.C.